Exhibit 99.1

Identiv Reports Third Quarter 2024 Financial Results

Closed Asset Sale Transaction on September 6, 2024

Announces $10 Million Stock Repurchase Program

Introduces Perform-Accelerate-Transform Strategy Framework

Santa Ana, Calif. — November 7, 2024 — Identiv, Inc. (NASDAQ: INVE), a global leader in RFID-enabled Internet of Things (IoT) solutions, today released its financial results for the third quarter ended September 30, 2024.

“The third quarter was transformative for Identiv, marked by the successful completion of our asset sale transaction,” said Identiv CEO Kirsten Newquist. “This has strengthened our cash position, providing resources to fund our future growth. With a clear vision for the direction of our business, our “Perform, Accelerate, and Transform” strategy serves as the framework for executing that vision. The transition of production to Thailand continues to progress, and our new product development pipeline remains strong. We are confident that Identiv is well-positioned to leverage upcoming opportunities.”

Financial Results for Fiscal Third Quarter 2024

Revenue for the third quarter of 2024 was $6.5 million, compared to $11.7 million in the third quarter of 2023. Third quarter 2024 GAAP gross margin was 3.6% and non-GAAP gross margin was 9.3%, compared to third quarter 2023 GAAP gross margin of 11.2% and non-GAAP gross margin of 14.0%.

GAAP operating expenses, including research and development, sales, and marketing, and general and administrative, were $9.8 million in the third quarter of 2024, compared to $4.6 million in the third quarter of 2023. Non-GAAP operating expenses were $5.1 million in the third quarter of 2024, compared to $4.1 million in the third quarter of 2023. Third quarter 2024 GAAP operating expenses included $3.6 million in strategic transaction-related costs and $1.1 million in stock-based compensation.

Third quarter 2024 GAAP net loss from continuing operations was ($9.3) million, or ($0.40) per basic and diluted share, compared to GAAP net loss from continuing operations of ($3.7) million, or ($0.17) per basic and diluted share, in the third quarter of 2023.

Non-GAAP adjusted EBITDA loss in the third quarter of 2024 was ($4.5) million, compared to ($2.3) million in the third quarter of 2023.

Capital Allocation

Identiv anticipates total net proceeds from the asset sale transaction to be approximately $135 million, after taxes, transaction costs, and other one-time costs, subject to further customary adjustments in accordance with the asset purchase agreement. Under its current capital allocation plan, Identiv intends to allocate 25% to 30% of the net proceeds for investments in its core business and key growth initiatives; 35% to 40% for strategic M&A; 25% to 30% for working capital purposes; and $10 million for a stock repurchase program.

Financial Outlook

Identiv provides guidance based on current market conditions and expectations, including macroeconomic conditions and customer demand. For fiscal Q4 2024, management currently expects net revenue to be in the range of $6.0 million to $6.3 million.

Conference Call

Identiv management will hold a conference call today, November 7, 2024, at 5:00 p.m. EST (2:00 p.m. PST) to discuss the company’s third quarter 2024 financial results. A question-and-answer session will follow management’s presentation.

Toll-Free: 888-506-0062

International Number: +1 973-528-0011

Call ID: 251228

Webcast link: Register and Join

The teleconference replay will be available through November 21, 2024, by dialing 877-481-4010 (Toll-Free Replay Number) or +1 919-882-2331 (International Replay Number) and entering passcode 51400.

If you have any difficulty connecting with the teleconference, please contact Identiv Investor Relations at IR@identiv.com.

About Identiv

Identiv’s full-circle RFID-enabled IoT solutions create digital identities for physical objects, enhancing global connectivity for businesses, people, and the planet. Its solutions, integrated into over 1.5 billion applications worldwide, drive innovation across healthcare, consumer electronics, luxury goods, smart packaging, and more. For additional information, visit identiv.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA, non-GAAP gross margin and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operational performance. Identiv believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Non-GAAP gross margin excludes stock-based compensation and amortization and depreciation. Non-GAAP adjusted EBITDA excludes items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes income tax provision, net interest income (expense), net foreign currency gains (losses), stock-based compensation, amortization and depreciation, restructuring and severance, and strategic review-related costs. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, strategic review-related costs, and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management of Identiv and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” “outlook,” and similar references to the future. Any statement that is not a historical fact is a forward-looking statement, including statements regarding: Identiv’s belief that the asset sale transaction is providing the resources needed to fund future growth; Identiv’s belief that it is well-positioned to leverage upcoming opportunities; Identiv’s expectations regarding future operating and financial outlook and performance, including 2024 fourth quarter guidance and outlook; Identiv’s strategy, opportunities, focus and goals; Identiv’s expectations regarding the transition of production to its Thailand facilities and progression thereof; Identiv’s beliefs regarding its new product development pipeline; the expected amount of net proceeds from the asset sale transaction; Identiv’s expectations regarding its capital allocation plan and intended use of net proceeds from the asset sale transaction; Identiv’s beliefs regarding access to future capital; and Identiv’s expectations relating to the growth of its IoT business. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside Identiv’s control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: any post-closing purchase price adjustments to the amount of proceeds from the asset sale transaction; risks that the completion of the asset sale transaction disrupts current business, plans and operations of Identiv or its business prospects; the ability of Identiv to retain and hire key personnel; the effect of the change in management following the completion of the asset sale transaction; Identiv’s ability to continue the momentum in its business; Identiv’s ability to successfully execute its business strategy, including, but not limited to, its capital allocation plan and organic and inorganic growth; changes in uses of capital; Identiv’s ability to capitalize on trends in its business; Identiv’s ability to satisfy customer demand and expectations; the level and timing of customer orders and changes/cancellations; the loss of customers, suppliers or partners; the success of Identiv’s products and strategic partnerships; industry trends and seasonality; the impact of macroeconomic conditions and customer demand, inflation and increases in prices; and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements are based on information available to Identiv on the date hereof, and Identiv assumes no obligation to update such statements.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com

Identiv, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net revenue	$6,532	$11,732	$19,931	$32,097
Cost of revenue	6,294	10,413	18,596	27,928

Gross profit	238	1,319	1,335	4,169

Operating expenses:
Research and development	1,102	1,019	2,965	3,150
Selling and marketing	1,657	1,404	4,654	4,525
General and administrative	7,032	2,215	15,052	6,577
Restructuring and severance	—	—	—	46

Total operating expenses	9,791	4,638	22,671	14,298

Loss from continuing operations	(9,553)	(3,319)	(21,336)	(10,129)
Non-operating income (expense):
Interest income (expense), net	244	(211)	8	(351)
Gain on investment	—	132	—	132
Foreign currency gains (losses), net	340	(249)	55	(187)

Loss from continuing operations before income tax provision	(8,969)	(3,647)	(21,273)	(10,535)
Income tax provision	(360)	(13)	(361)	(15)

Net loss from continuing operations	(9,329)	(3,660)	(21,634)	(10,550)
Income from discontinued operations, net of tax:
Income (loss) from Physical Security Business, net of tax	(4,268)	3,638	(2,737)	6,665
Gain on sale of Physical Security Business, net of tax	99,546	—	99,546	—

Total income from discontinued operations, net of tax	95,278	3,638	96,809	6,665

Net income (loss)	85,949	(22)	75,175	(3,885)
Cumulative dividends on Series B convertible preferred stock	(201)	(319)	(682)	(947)

Net income (loss) available to common stockholders	$85,748	$(341)	$74,493	$(4,832)

Net income (loss) per common share:
Basic and diluted - continuing operations	$(0.40)	$(0.17)	$(0.95)	$(0.50)
Basic and diluted - discontinued operations	$4.03	$0.16	$4.12	$0.29
Basic and diluted - net income (loss)	$3.62	$(0.01)	$3.17	$(0.21)
Weighted average common shares outstanding:
Basic and diluted	23,660	23,174	23,496	23,008

Identiv, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$145,361	$23,312
Restricted cash	384	1,072
Accounts receivable, net of allowances	4,848	7,404
Inventories	10,710	13,560
Prepaid expenses and other current assets	4,700	1,222
Current assets held-for-sale	—	32,916

Total current assets	166,003	79,486
Property and equipment, net	8,203	8,472
Operating lease right-of-use assets	2,110	2,289
Other assets	713	678
Non-current assets held-for-sale	—	18,798

Total assets	$177,029	$109,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,035	$4,652
Financial liabilities	—	9,949
Operating lease liabilities	880	782
Accrued compensation and related benefits	1,321	1,376
Accrued income taxes payable	7,180	104
Other accrued expenses and liabilities	3,595	917
Current liabilities held-for-sale	—	13,002

Total current liabilities	19,011	30,782
Long-term operating lease liabilities	1,251	1,507
Other long-term liabilities	27	26
Non-current liabilities held-for-sale	—	3,136

Total liabilities	20,289	35,451
Total stockholders’ equity	156,740	74,272

Total liabilities and stockholders’ equity	$177,029	$109,723

Identiv, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information - Continuing Operations

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Reconciliation of GAAP gross margin to non-GAAP gross margin
GAAP gross profit	$238	$1,319	$1,335	$4,169

Reconciling items included in GAAP gross profit:
Stock-based compensation	5	8	17	27
Amortization and depreciation	362	314	1,130	823

Total reconciling items included in GAAP gross profit	367	322	1,147	850

Non-GAAP gross profit	$605	$1,641	$2,482	$5,019

Non-GAAP gross margin	9%	14%	12%	16%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$9,791	$4,638	$22,671	$14,298

Reconciling items included in GAAP operating expenses:
Stock-based compensation	(1,090)	(506)	(2,583)	(1,478)
Amortization and depreciation	(64)	(52)	(154)	(132)
Strategic review-related costs	(3,551)	—	(6,120)	—
Restructuring and severance	—	—	—	(46)

Total reconciling items included in GAAP operating expenses	(4,705)	(558)	(8,857)	(1,656)

Non-GAAP operating expenses	$5,086	$4,080	$13,814	$12,642

Reconciliation of GAAP net loss from continuing operations to non-GAAP adjusted EBITDA
GAAP net loss	$(9,329)	$(3,660)	$(21,634)	$(10,550)

Reconciling items included in GAAP net loss:
Income tax provision	360	13	361	15
Interest income (expense), net	(244)	211	(8)	351
Foreign currency gains (losses), net	(340)	249	(55)	187
Stock-based compensation	1,095	514	2,600	1,505
Amortization and depreciation	426	366	1,284	955
Strategic review-related costs	3,551	—	6,120	—
Restructuring and severance	—	—	—	(46)

Total reconciling items included in GAAP net loss from continuing operations	4,848	1,353	10,302	2,967

Non-GAAP adjusted EBITDA	$(4,481)	$(2,307)	$(11,332)	$(7,583)